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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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      Date of report (Date of earliest event reported): September 11, 2007

                              FIRST IPSWICH BANCORP
             (Exact name of registrant as specified in its charter)

        Massachusetts                   333-114018              04-2955061
 (State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)                File Number)        Identification No.)

     31 Market Street, Ipswich, Massachusetts                      01938
     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (978) 356-3700

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01  Other Events.

      On September 11, 2007, First Ipswich Bancorp (the "Company"), the bank holding company of The First National Bank of Ipswich, announced that it will propose the reclassification of shares of its common stock held by record holders of fewer than 200 shares of common stock into shares of Series A Preferred Stock on a one-for-one basis. The net effect of the reclassification will be to reduce below 300 the Company's total number of record holders of common stock. As a result, the Company will realize significant cost savings by removing the burden of its reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

      A copy of the Company's press release making this announcement is attached hereto and incorporated herein by reference to Exhibit 99.1. In addition, a copy of the letter from Russell G. Cole, President and CEO of the Company, to shareholders announcing the proposed reclassification is attached hereto and incorporated herein by reference to Exhibit 20.1.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description
-----------       -----------

Exhibit 20.1      Letter to Shareholders dated September 11, 2007.

Exhibit 99.1      Press Release dated September 11, 2007.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FIRST IPSWICH BANCORP

Date: September 11, 2007                  By: /s/ Timothy L. Felter
                                              ---------------------
                                              Timothy L. Felter
                                              Senior Vice President and
                                              Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit No.   Exhibit Description
-----------   -------------------

20.1          Letter to Shareholders dated September 11, 2007.

99.1          Press Release dated September 11, 2007.